EXHIBIT 77Q3 TO FORM N-SAR

Registrant Name: Vanguard Wellington Fund
File Number: 811-121
Registrant CIK Number: 0000105563


Items 72, 73 and 74

     Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72 through 74 completely, the Registrant has set forth in their entirety the complete responses to the indicated Items or Sub-Items below, in accordance with verbal instructions provided to the Registrant by the staff of the Commission on September 20, 2002, and September 23, 2002.



Series SEC Identifier S000004406 Wellington Fund
Class 1 SEC Identifier C000012163
Class 2 SEC Identifier C000012164


Item 73

Distributions per share for which record date passed during the period:

B)      1. Distributions of capital gains                                                                          $0.736
        2. Distributions of capital gains from a second class of open-end company shares                           $1.271


Items 74A-74T

Condensed balance sheet data:(in thousands except per share amounts)

74F-$64,538,787
74N-$101,421,824
74T-$100,071,604


